EXHIBIT 4.2


                            CERTIFICATE OF SECRETARY


         I, JOHN M. LOWBER, the duly elected and acting Secretary of General Communication, Inc., an Alaska corporation, do hereby certify and declare that the resolutions of the Board of Directors attached hereto as Exhibits 4.2A and 4.2B are true and correct copies of two resolutions duly adopted by the Board of Directors of General Communication, Inc. at its meetings held on November 29, 2001 and February 7, 2002, respectively.

         EXECUTED this 12th day of August, 2002 at Anchorage, Alaska.


                                   GENERAL COMMUNICATION, INC.



                                   By:  /s/
                                        John M. Lowber
                                        Secretary


         SUBSCRIBED AND SWORN TO before me this 12th day of August, 2002.


                                        /s/
                                        Notary Public in and for Alaska
                                        My Commission Expires:   1/8/03